Exhibit 99.1

Nalco Holding Company and Subsidiaries

Segment Information

2008 Results Reclassified to Conform with 2009 Presentation

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2008	Three Months ended June 30, 2008	Three Months ended Sept. 30, 2008	Three Months ended Dec. 31, 2008	Year ended Dec. 31, 2008
Water Services	$451.0	$499.3	$515.3	$453.4	$1,919.0
Paper Services	200.9	202.4	203.3	171.4	778.0
Energy Services	347.8	364.6	396.9	406.1	1,515.4

Net sales	$999.7	$1,066.3	$1,115.5	$1,030.9	$4,212.4

Segment direct contribution:
Water Services	$75.7	$93.9	$103.2	$98.0	$370.8
Paper Services	29.6	24.4	26.5	21.4	101.9
Energy Services	73.5	74.3	77.5	90.2	315.5

Total segment direct contribution	178.8	192.6	207.2	209.6	788.2

Expenses not allocated to segments:
Administrative expenses	52.3	53.4	51.7	46.7	204.1
Amortization of intangible assets	13.6	15.9	14.0	13.3	56.8
Restructuring expenses	1.0	1.4	10.4	20.6	33.4
Gain on divestiture	—	—	(38.1)	—	(38.1)
Impairment of goodwill	—	—	—	544.2	544.2

Operating earnings (loss)	111.9	121.9	169.2	(415.2)	(12.2)
Other income (expense), net	(3.0)	(4.3)	(5.1)	(5.0)	(17.4)
Interest income	2.5	2.0	2.3	1.5	8.3
Interest expense	(67.3)	(64.7)	(63.7)	(63.1)	(258.8)

Earnings (loss) before income taxes	$44.1	$54.9	$102.7	$(481.8)	$(280.1)